UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Rule 14a-101)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

MILLIPORE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To:           Millipore Worldwide Employees

From:      Martin Madaus, President & CEO

Re:           Merck Transaction – U.S. Regulatory Filing

As part of our ongoing efforts to keep you informed of the Merck KGaA (“Merck”) transaction process, I wanted to let you know that we filed an 8-K with the Securities and Exchange Commission last evening announcing that we have completed one of the regulatory milestones required for us to close our proposed transaction with Merck.

On Monday night, the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act expired without a request from the U.S. Department of Justice or the Federal Trade Commission for additional information or documents. This effectively means that we can proceed with our proposed transaction under U.S. Antitrust laws.

As part of the share exchange agreement, we are also seeking regulatory approval from the European Commission as well as in several other countries.  We will update you on these regulatory processes as we move forward.

In the meantime, we are pleased to update you on this key development in our ongoing efforts to close our proposed transaction with Merck.  If you have any questions about the integration process, I encourage you to send an e-mail to:  merckintegration@millipore.com.

Cautionary Statements

The statements herein that are not historical facts are forward-looking statements that involve substantial risks and uncertainties, including, without limitation, our ability to consummate the transaction referred to above. Please refer to Millipore Corporation’s (“Millipore”) filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Reports on Forms 10-K and 10-K/A, for more information on additional risks that could cause actual results to differ from the forward-looking statements made herein. These forward-looking statements are made as of the date hereof and Millipore assumes no obligation to update them, whether as a result of new information, future events or otherwise, except as may otherwise be required by law.

On March 24, 2010, Millipore filed with the SEC a preliminary proxy statement regarding the proposed business combination transaction referred to in the foregoing information.  In addition, Millipore will prepare and file with the SEC a definitive proxy statement and other documents regarding the proposed transaction.  Investors and security holders are urged to read the definitive proxy statement, when it becomes available, because it will contain important information.  The definitive proxy statement will be sent to shareholders of Millipore seeking their approval of the proposed transaction.  Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed with the SEC by Millipore at the SEC’s website at www.sec.gov.  The definitive proxy statement (when it is available) and these other documents may also be obtained for free from Millipore by directing a request to Joshua S. Young, Director of Investor Relations for Millipore, at 978-715-1527.

A detailed list of names, affiliations and interests of Millipore participants in the solicitation of proxies of Millipore to approve the proposed business combination is included in the preliminary proxy statement.